                     [STURM, RUGER & CO., INC. LETTERHEAD]

                                                                    EXHIBIT 99.1

                     SOUTHPORT, CONNECTICUT 06890 U.S.A.

                                                 FOR IMMEDIATE RELEASE

For further information contact:
William B. Ruger, Jr.        603-863-3300
Stephen L. Sanetti           203-259-7843
Thomas A. Dineen             203-259-7843

                      STURM, RUGER & COMPANY, INC. REPORTS
                       - ANNUAL SALES AND EARNINGS - 2004
                         - FOURTH QUARTER RESULTS - 2004

         SOUTHPORT, CONNECTICUT, February 7, 2005-- Sturm, Ruger & Company, Inc. (NYSE-RGR), the nation's largest producer of firearms, today reported financial results for both the year and fourth quarter ended December 31, 2004.

         For the year, the Company recorded net sales of $145.6 million, net income of $4.3 million, and earnings per share of $0.16. For the corresponding period in 2003, net sales were $147.9 million and net income was $12.4 million or $0.46 per share. Included in the results of the year ended December 31, 2003 was the pretax gain of $5.9 million or $0.13 per share after-tax from the sale of certain non-manufacturing real estate in Arizona, known as the Single-Six Ranch.

         For the fourth quarter of 2004, the Company had net sales of $37.3 million, net income of $0.9 million and earnings per share of $0.03. Comparable amounts for 2003 were sales of $38.2 million, net income of $3.0 million, and earnings per share of $0.11.

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Sturm, Ruger Earnings page 2

         Chairman William B. Ruger, Jr. commented on the firearms results, "Firearms shipments declined from the prior year due to continuing softness in the overall firearms market which adversely impacted our established product shipments. The breadth of newly introduced products, some of which were not available in sufficient quantities to satisfy consumer demand in 2004, and the new firearms being introduced in 2005, provide the impetus for a solid year."

         Mr. Ruger continued, "We are evaluating our manufacturing processes and investing in modern machining centers to increase the availability of our new products as well as many of our established products which are in high demand. Our goal is to enhance manufacturing productivity, factory cost-efficiency, and available new products in 2005."

         New firearms for 2005 announced in the fourth quarter include the following:

         - The 50TH ANNIVERSARY NEW MODEL BLACKHAWK single action revolver, a commemorative of the popular Ruger "Flat Top" first manufactured in 1955, features a smaller "XR-3" grip frame and checkered "hard rubber" grips combined with a unique reverse indexing pawl and a commemorative rollmark.

         - The RUGER NEW VAQUERO family of single action revolvers features a mid-size cylinder frame, a slimmer grip frame, a beveled cylinder and a contoured crescent-shaped ejector rod head, closely reminiscent of "Old West" revolvers. A recontoured hammer and new hammer spring provide smooth and easy cocking of these fine firearms.

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Sturm, Ruger Earnings page 3

         - The NEW RUGER RANCH RIFLE incorporates the improved look, accuracy, and handling that resulted from an in-depth 18-month renovation of the Ranch Rifle and its manufacturing processes. A rugged, adjustable "ghost ring" aperture rear sight and protected blade front sight were added to this Ruger classic that retains its integral scope bases, Ruger scope rings, patented recoil buffer and side ejection. A new stock with flat recoil pad is also featured.

         - The NEW RUGER MARK III HUNTER .22 rimfire pistol features a stainless steel frame, a 6 7/8 inch fluted barrel, checkered Cocobolo grips, a HiViz front sight and a quick-access V-notch rear sight blade. All Mark III Hunter pistols are drilled and tapped to accept a Weaver-style scope base adapter.

         - The RUGER M77 MARK II FRONTIER RIFLE is a lightweight, fast-handling compact bolt action hunting rifle with a forward scope mounting barrel rib that allows for quick "eyes open" target acquisition.

         - The RUGER SUPER REDHAWK ALASKAN double action revolver features a Hogue Monogrip to help cushion the recoil of this powerful 2 1/2 inch-barreled large frame revolver. Chambered in .454 Casull and .480 Ruger, the Alaskan is perfect for treks into dangerous game territory.

         - The RUGER MODEL 77/17 MACH 2 RIFLE and the RUGER NEW MODEL SINGLE SIX HUNTER single action revolver will be offered in the exciting new flat-shooting .17 Mach 2 rimfire cartridge.

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Sturm, Ruger Earnings page 4

         At the recently concluded 2005 SHOT (Shooting, Hunting, Outdoor Trade) Show in Las Vegas, the Company was proud to be presented with two industry awards. The Ruger P345 .45 caliber pistol was awarded Guns & Ammo magazine's "Best Handgun of 2004" and the new Ruger rifles chambered for the .204 Ruger cartridge were named Field & Stream magazine's "Best of the Best."

         Mr. Ruger remarked on the Company's investment castings business, "We are encouraged by the 48% increase in castings sales this quarter and the 19% increase for the year. But much work remains ahead of us before we achieve profitability in this segment. Further sales growth which leads to the utilization of the new titanium foundry in New Hampshire, the start-up costs of which adversely impacted the 2004 castings results, is vital to this segment's long-term success."

         Mr. Ruger also commented on the Company's balance sheet, "At December 31, 2004, we remain debt free, with $33 million of cash and short-term investments. We are confident that opportunities exist within both the firearms and the castings industries, and we are poised to capitalize on them."

         The Company remained victorious in the courts during the fourth quarter. On November 18, 2004, the Illinois Supreme Court affirmed the trial court's dismissal of a lawsuit which sought to apply a novel "public nuisance" liability theory filed by the City of Chicago against the Company and numerous other firearms manufacturers, distributors, and retail dealers. In its decision, the Illinois Supreme Court held, "Any change of this magnitude in the law affecting a highly regulated industry must be the work of the legislature, brought about by the political process, not the work of the courts."

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Sturm, Ruger Earnings page 5

         Stephen L. Sanetti, President and Chief Operating Officer, commented on the Company's continuing legal successes, "Courts throughout the country continue to follow established precedents that manufacturers of lawfully sold, non-defective products should not be liable for their subsequent criminal acquisition or misuse. We continue to fight the few remaining lawsuits, and urge that Congress finally end them via appropriate tort reform legislation."

         Mr. Sanetti added, "The number of pending traditional product liability lawsuits remains at one - an all-time low. We are also gratified by the success of many voluntary firearms safety programs as evidenced by this record low figure."

         Sturm, Ruger was founded in 1949. Since 1950 it has never failed to show an annual profit and has never required financing from outside sources. The Company's business segments are engaged in the manufacture of the world famous RUGER(R) brand of sporting and law enforcement firearms and titanium and steel investment castings for a wide variety of customers and end uses. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.

         The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general

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Sturm, Ruger Earnings page 6

and other governmental entities and membership organizations, and the impact of future firearms control and environmental legislation, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

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                          STURM, RUGER & COMPANY, INC.
                   Condensed Consolidated Statements of Income
                    (in thousands, except per share amounts)
================================================================================

                                                   Three Months Ended                        Twelve Months Ended
                                                      December 31                               December 31
                                                      -----------                               -----------
                                        2004         %         2003         %        2004          %         2003           %
                                        ----         -         ----         -        ----          -         ----           -
Firearms sales                       $ 32,126       86.1    $ 34,682       90.9   $ 124,924       85.8   $ 130,558        88.3
Castings sales                          5,169       13.9       3,482        9.1      20,700       14.2      17,359        11.7
                                     --------   --------    --------    -------   ---------     ------   ---------     -------
     Net sales                         37,295      100.0      38,164      100.0     145,624      100.0     147,917       100.0
Cost of products sold                  30,233       81.1      28,098       73.6     116,591       80.1     113,189        76.5
                                     --------   --------    --------    -------   ---------     ------   ---------     -------
     Gross profit                       7,062       18.9      10,066       26.4      29,033       19.9      34,728        23.5
Expenses:
     Selling                            4,181       11.3       3,992       10.5      16,700       11.5      15,189        10.3
     General and administrative         1,428        3.8       1,295        3.4       6,175        4.2       5,827         3.9
                                     --------   --------    --------    -------   ---------     ------   ---------     -------
                                        5,609       15.1       5,287       13.9      22,875       15.7      21,016        14.2
                                     --------   --------    --------    -------   ---------     ------   ---------     -------
                                        1,453        3.8       4,779       12.5       6,158        4.2      13,712         9.3
Gain on sale of real estate                --         --          --         --         874        0.6       5,922         4.0
Other income-net                           60        0.2         146        0.4         152        0.1       1,007         0.7
                                     --------   --------    --------    -------   ---------     ------   ---------     -------
     Total other income                    60        0.2         146        0.4       1,026        0.7       6,929         4.7
                                     --------   --------    --------    -------   ---------     ------    --------     -------
     Income before
          income taxes                  1,513        4.0       4,925       12.9       7,184        4.9      20,641        14.0
Income taxes                              607        1.6       1,975        5.2       2,881        1.9       8,277         5.6
                                     --------   --------    --------    -------   ---------     ------    --------     -------
     Net income                      $    906        2.4    $  2,950        7.7   $   4,303        3.0    $ 12,364         8.4
                                     ========   ========    ========    =======   =========     ======    ========     =======
Earnings per share
     Basic                           $   0.03               $   0.11              $   0.16                $   0.46
     Diluted                         $   0.03               $   0.11              $   0.16                $   0.46

Cash dividends per share             $   0.10               $   0.20              $   0.60                $   0.80

Average shares outstanding
     Basic                             26,911                 26,911                26,911                  26,911
     Diluted                           26,911                 26,934                26,928                  26,919




                                             DR               CR
Other assets                               1,880           14,971
                                           5,237               75
                                              81
                                              78
                                           7,276           15,046
                                                            7,770

Pension liability                          7,855

DTA

                          STURM, RUGER & COMPANY, INC.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                         December 31,
                                                         ------------
                                                     2004            2003
                                                     ----            ----
Assets
Cash and cash equivalents                        $   4,841       $   3,446
Short-term investments                              28,430          50,026
Trade receivables, net                              16,082          12,814
Inventories                                         49,519          48,529
Deferred income taxes                                6,445           7,284
Prepaid expenses and other assets                    4,383           2,455
                                                 ---------       ---------
      Total current assets                         109,700         124,554

Property, plant & equipment                        160,434         155,689
      Less depreciation                           (132,860)       (128,525)
                                                 ---------       ---------
                                                    27,574          27,164

Deferred income taxes                                1,178           1,108
Other assets                                         8,489          10,047
                                                 ---------       ---------
Total                                            $ 146,941       $ 162,873
                                                 =========       =========
Liabilities and Stockholders' Equity
Trade accounts payable and accrued expenses      $   5,281       $   4,386
Product liability                                    1,968           4,000
Employee compensation                                5,868           6,177
Workers' compensation                                5,387           6,057
Income taxes                                           768           1,219
                                                 ---------       ---------
      Total current liabilities                     19,272          21,839

Accrued pension liability                            6,337           4,729
Product liability accrual                            1,164           2,665

Stockholders' equity                               120,168         133,640
                                                 ---------       ---------
Total                                            $ 146,941       $ 162,873
                                                 =========       =========

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